CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 21, 2003, in the Amendment No. 2 to Registration Statement (Form F-1 File No. 333-111849) and related Prospectus of Lipman Electronic Engineering Ltd. dated January 26, 2004.

/s/ Kost Forer Gabbay & Kasierer (Formerly Kost Forer & Gabbay) A Member of Ernst & Young Global

Tel-Aviv, Israel
January 22, 2004